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                                                                    EXHIBIT 99.1

                       [PROVIDENT BANKSHARES CORPORATION]

NEWS RELEASE                                                             CONTACT
                                           MEDIA: LILLIAN KILLROY (410) 277-2833
                           INVESTMENT COMMUNITY: MELISSA P. KELLY (410) 277-2080

                   PROVIDENT BANKSHARES CORPORATION ANNOUNCES
                  SOLID EARNINGS GROWTH FOR FIRST QUARTER 2006
          CONTINUED MARGIN EXPANSION CONTRIBUTES TO RISE IN NET INCOME

BALTIMORE: (April 20, 2006) - Provident Bankshares Corporation (NASDAQ: PBKS), the parent company of Provident Bank, reported net income of $18.3 million, or $0.55 per diluted share, for the first quarter of 2006.

The financial results of the first quarter reflect the Company's continued improvement in financial fundamentals through the consistent execution of the Bank's key strategies and transition of the balance sheet. In the first quarter of 2006, net income increased 16% from the same quarter of 2005. Provident continued to shift from wholesale to core banking activities during the first quarter of 2006, and the net interest margin improved to 3.72%, compared to 3.46% in the first quarter of 2005. As a result of strong lending activity, the Company was able to reduce investment securities by 11% from the same period of 2005. Average deposit balances grew by $258 million led by strong growth in both consumer and commercial deposits. Asset quality remained strong in the first quarter of 2006, with the ratio of net loan charge-offs to average loans declining to 0.13%, compared to 0.24% for the same period last year.

FIRST QUARTER FINANCIAL HIGHLIGHTS

Results for the first quarter 2006 compared to first quarter 2005:
o Return on assets increased to 1.17% from 0.99%
o Return on average common equity improved to 11.40% from 10.32%
o Net interest margin improved to 3.72% from 3.46%
o Average home equity and total commercial loans increased 26% and 12%, respectively
o Average total deposits increased 7% to $4 billion
o Net charge-offs as a percentage of average loans improved to 13 basis points from 24 basis points
o Capital ratios remained strong with a leverage ratio of 8.54%, and a total risk-based capital ratio of 12.34%

"The execution of our key strategies and the vibrancy of our regional market have enabled us to deliver solid results on a consistent basis. Due to the seasonality of our business, our earnings per share is slightly short of consensus for the quarter, and this is as we expected. We are pleased with our performance, and continue to agree with the consensus estimate for full year 2006" said Chairman and CEO Gary N. Geisel.

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DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared an increased quarterly cash dividend of $0.29 per share. This is the fiftieth consecutive quarterly dividend increase. The quarterly cash dividend will be paid on May 12, 2006 to stockholders of record at the close of business on May 1, 2006.

FIRST QUARTER RESULTS

Provident Bankshares reported net income of $18.3 million, or $0.55 per diluted share, for the first quarter of 2006, as compared to $15.8 million in net income, or $0.47 per diluted share in the same period last year.

The Company's experience and expertise in real estate lending resulted in first quarter 2006 growth in average home equity loans of $189 million, or 26%, and growth in average commercial real estate loans of $206 million, or 20%, from first quarter 2005. The growth in these categories of loans offset planned reductions in average originated and acquired residential loans and investments of $200 million and $248 million, respectively, from first quarter 2005.

Growth in average deposits was driven by both consumer and commercial customers. Commercial clients in the Greater Washington and Central Virginia regions were a particularly strong source of the deposit growth from first quarter 2005 to first quarter 2006, contributing $88 million of net deposit growth.

Fee income from commissions, deposit and loan accounts increased 14% from first quarter 2005, to $25 million in first quarter 2006. Non-interest expense increased 11% in first quarter 2006, driven primarily by compensation, healthcare and regulatory compliance cost increases.

EXECUTION OF KEY BUSINESS STRATEGIES

The Bank's current business strategies are listed below:

o  Maximize Provident's position as the right size bank in the marketplace
o Grow and deepen consumer and small business relationships in Maryland and Virginia
o Grow and deepen commercial and real estate relationships in Maryland and Virginia
o Move from a product driven organization to a customer relationship focused sales culture
o Create a high performance culture that focuses on employee development and retention

During the first quarter of 2006, significant progress was made in all of these areas. Provident had notable success with growing and deepening relationships across the major markets of Greater Baltimore, Greater Washington and Central Virginia. This is evident in the growth of customer deposit and loan balances. In the first quarter of 2006, average commercial deposits increased 18% over the first quarter of 2005. During the same period, home equity average balances increased by 26% and total commercial loan balances increased $205 million, a 12% increase.

OUTLOOK FOR THE FUTURE

Commenting on the future for Provident Bankshares, Chairman and CEO Gary N. Geisel added, "Our business lines are producing excellent results, and I am especially pleased with the growth in deposits, non-interest income, home equity and commercial lending. This momentum, along with our unique position as the right sized bank in this growing region, will be factors for our continued success."

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ABOUT PROVIDENT BANKSHARES CORPORATION

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $6.4 billion in assets, Provident serves individuals and businesses in the key urban areas of Baltimore, Washington and Richmond through a network of 153 offices in Maryland, Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.
                                                    ----------------

WEBCAST INFORMATION

Provident Bankshares Corporation's first quarter earnings teleconference will be webcast at 10:00 AM ET on Thursday, April 20, 2006. The conference call will include a discussion of the Company's first quarter 2006 results of operations and may include forward-looking information. The conference call will be simultaneously webcast at www.provbank.com and archived through May 5, 2006. To
                          ----------------
listen to the conference call, please go to the Company's website at least 15 minutes early to register, download, and install any necessary software. When in the Company's website, click on the link to "About Provident" and "Investor Relations" and look under "Upcoming Events" and then click on the link to "Provident Bankshares Corporation First Quarter 2006 Results" audio webcast and download Real Player or Media Player as necessary. An audio replay of the teleconference will be available through May 5, 2006 by dialing 1-888-286-8010, passcode 99995014; the international dial-in number is 617-801-6888.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND ITS SUBSIDIARIES (THE "COMPANY") (INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 2005 ANNUAL REPORT TO STOCKHOLDERS) AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "PSLRA"). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING EARNINGS GROWTH DETERMINED USING U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"); REVENUE GROWTH IN RETAIL BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA.

THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO: THE FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 UNDER THE HEADINGS "FORWARD-LOOKING STATEMENTS" AND "ITEM 1A. RISK FACTORS," PREVAILING ECONOMIC CONDITIONS, EITHER NATIONALLY OR LOCALLY IN SOME OR ALL AREAS IN WHICH THE COMPANY CONDUCTS BUSINESS OR CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY; CHANGES IN INTEREST RATES, DEPOSIT FLOWS, LOAN DEMAND, REAL ESTATE VALUES AND COMPETITION, WHICH CAN MATERIALLY AFFECT, AMONG OTHER THINGS,

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CONSUMER BANKING REVENUES, REVENUES FROM SALES ON NON-DEPOSIT INVESTMENT
PRODUCTS, ORIGINATION LEVELS IN THE COMPANY'S LENDING BUSINESSES AND THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS MADE BY THE COMPANY, WHETHER HELD IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; CHANGES IN THE QUALITY OR COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS; THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE ANY ASSETS, LIABILITIES, CUSTOMERS, SYSTEMS AND MANAGEMENT PERSONNEL THE COMPANY MAY ACQUIRE INTO ITS OPERATIONS AND ITS ABILITY TO REALIZE RELATED REVENUE SYNERGIES AND COST SAVINGS WITHIN EXPECTED TIME FRAMES; THE COMPANY'S TIMELY DEVELOPMENT OF NEW AND COMPETITIVE PRODUCTS OR SERVICES IN A CHANGING ENVIRONMENT, AND THE ACCEPTANCE OF SUCH PRODUCTS OR SERVICES BY CUSTOMERS; OPERATIONAL ISSUES AND/OR CAPITAL SPENDING NECESSITATED BY THE POTENTIAL NEED TO ADAPT TO INDUSTRY CHANGES IN INFORMATION TECHNOLOGY SYSTEMS, ON WHICH IT IS HIGHLY DEPENDENT; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, AND GUIDELINES; CHANGES IN ANY APPLICABLE LAW, RULE, REGULATION OR PRACTICE WITH RESPECT TO TAX OR LEGAL ISSUES; RISKS AND UNCERTAINTIES RELATED TO MERGERS AND RELATED INTEGRATION AND RESTRUCTURING ACTIVITIES; CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY; CHANGES IN THE QUALITY OR COMPOSITION OF THE INVESTMENT PORTFOLIO; LITIGATION LIABILITIES, INCLUDING COSTS, EXPENSES, SETTLEMENTS AND JUDGMENTS; OR THE OUTCOME OF OTHER MATTERS BEFORE REGULATORY AGENCIES, WHETHER PENDING OR COMMENCING IN THE FUTURE; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. ADDITIONALLY, THE TIMING AND OCCURRENCE OR NON-OCCURRENCE OF EVENTS MAY BE SUBJECT TO CIRCUMSTANCES BEYOND THE COMPANY'S CONTROL. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH ARE MADE AS OF THE DATE OF THIS REPORT, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.

                                  TABLES FOLLOW

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PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)              Three Months Ended                        Three Months Ended
                                                               March 31,                                December 31,
                                                    ----------------------------------------    --------------------------
                                                         2006           2005       % Change          2005        % Change
                                                    -------------  -------------  ----------    -------------  -----------
SUMMARY INCOME STATEMENTS:
Net interest income                                  $    51,248    $    48,716         5.2 %    $    50,508          1.5 %
Provision for loan losses                                    318          1,575       (79.8)             400        (20.5)
Non-interest income                                       28,225         23,044        22.5           28,544         (1.1)
Net gains (losses)                                           540           (776)     (169.6)             478         13.0
Derivative gains (losses)                                   (603)        (3,820)      (84.2)          (1,261)       (52.2)
Non-interest income, excluding total gains (losses)       28,288         27,640         2.3           29,327         (3.5)
Total revenue, excluding total gains (losses)             79,536         76,356         4.2           79,835         (0.4)
Non-interest expense                                      52,791         47,474        11.2           51,657          2.2
Income tax expense                                         8,106          6,961        16.4            8,025          1.0
Net income                                                18,258         15,750        15.9           18,970         (3.8)

SHARE DATA:
Basic earnings per share                             $      0.55    $     0.48        14.6 %     $      0.58         (5.2)%
Diluted earnings per share                                  0.55           0.47        17.0             0.57         (3.5)
Cash dividends paid per share                              0.285          0.265         7.5            0.280          1.8
Book value per share                                       19.11          18.50         3.3            19.14         (0.2)
Weighted average shares - basic                       32,948,119     33,029,444        (0.2)      32,904,879          0.1
Weighted average shares - diluted                     33,364,813     33,720,433        (1.1)      33,560,110         (0.6)
Common shares outstanding                             32,974,784     33,062,288        (0.3)      32,933,118          0.1

SELECTED RATIOS:
Return on average assets                                    1.17 %         0.99 %                       1.19 %
Return on average equity                                   11.71          10.33                        12.06
Return on average common equity                            11.40          10.32                        11.77
Net yield on average earning assets (t/e basis)             3.72           3.46                         3.59
Efficiency ratio                                           66.01          62.02                        64.51
Leverage ratio                                              8.54           7.91                         8.40
Tier I risk-based capital ratio                            11.35          11.24                        10.97
Total risk-based capital ratio                             12.34          12.30                        11.97
Tangible common equity ratio                                6.41           5.78                         6.27

END OF PERIOD BALANCES:
Investment securities portfolio                      $ 1,916,653    $ 2,145,381       (10.7)%    $ 1,905,355          0.6 %
Total loans                                            3,713,169      3,541,175         4.9        3,695,381          0.5
Assets                                                 6,372,434      6,424,682        (0.8)       6,355,926          0.3
Deposits                                               4,162,439      3,928,886         5.9        4,124,467          0.9
Stockholders' equity                                     630,196        611,537         3.1          630,495          0.0
Common stockholders' equity                              656,770        624,137         5.2          647,778          1.4

AVERAGE BALANCES:
Investment securities portfolio                      $ 1,921,879    $ 2,169,979       (11.4)%    $ 1,927,955         (0.3)%
Loans:
Originated and acquired residential mortgage             439,513        639,845       (31.3)         479,884         (8.4)
Home equity                                              914,182        724,721        26.1          879,598          3.9
Other consumer                                           437,227        471,141        (7.2)         450,264         (2.9)
Commercial real estate                                 1,232,269      1,026,136        20.1        1,210,952          1.8
Commercial business                                      677,346        678,183        (0.1)         649,191          4.3
Total loans                                            3,700,537      3,540,026         4.5        3,669,889          0.8
Earning assets                                         5,638,368      5,724,769        (1.5)       5,614,502          0.4
Assets                                                 6,337,658      6,432,971        (1.5)       6,330,442          0.1
Deposits:
Noninterest-bearing                                      791,615        783,673         1.0          816,635         (3.1)
Interest-bearing                                       3,222,234      2,972,333         8.4        3,200,304          0.7
Total deposits                                         4,013,849      3,756,006         6.9        4,016,939         (0.1)
Stockholders' equity                                     632,515        618,617         2.2          623,954          1.4
Common stockholders' equity                              649,280        618,768         4.9          639,588          1.5
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